Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
NORTHWEST PIPE COMPANY

(Adopted December 6, 2022)

ARTICLE I
OFFICES

1.1    Principal Office. The principal office of the corporation shall be located at the place designated by the Board of Directors from time to time. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may from time to time require.

1.2    Registered Office. The registered office of the corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may be, but need not be, identical with the principal office in the State of Oregon, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II
SHAREHOLDERS

2.1    Annual Meeting. The annual meeting of the shareholders shall be held during the month of May each year, unless a different date and time are fixed by the Board of Directors and stated in the notice of the meeting. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.

2.2    Special Meetings. Special meetings of the shareholders may be called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity, or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. The requesting shareholders shall sign, date, and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting.

2.3    Place of Meetings; Remote Communication. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place, within or without the State of Oregon, as may be determined by the Board of Directors. In lieu of holding a meeting of shareholders at a designated place, the Board of Directors may determine that any meeting of shareholders may be held solely by means of remote communication. Shareholders and proxyholders that are not physically present for a meeting of shareholders may participate in the meeting, be deemed present in person, and vote if the Board of Directors authorizes participation by remote communication. Participation by remote communication is subject to guidelines and procedures that the Board of Directors adopts. Before the Board of Directors may authorize shareholders or proxyholders to participate by remote communication in a meeting of shareholders, the corporation shall implement measures to (a) verify that a person that is participating in the meeting by remote communication is a shareholder or proxyholder, and (b) ensure that a shareholder or proxyholder may participate by remote communication in an effective manner. The corporation shall maintain a record of the vote or other action of a shareholder or proxyholder that participates in a meeting of shareholders by remote communication.

2.4    Notice of Meetings. Written notice stating the date, time, and place of the meeting, and, in the case of a meeting to be held solely or partially by remote communication, the means of remote communication authorized by the Board of Directors for participation in such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting at the shareholder’s address shown in the corporation’s current record of shareholders, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting.

2.5    Waiver of Notice. A shareholder may at any time waive any notice required by law, the Articles of Incorporation, or these Restated Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

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2.6    Record Date.

(a)    For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, or to vote or to take any other action, the Board of Directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

(b)    A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(c)    If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

2.7    Shareholders’ List for Meeting. After the record date for a shareholders’ meeting is fixed by the Board of Directors, the Secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders’ meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

2.8    Quorum; Adjournment. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action in that matter. A majority of shares represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for the adjourned meeting.

2.9    Voting Requirements; Action Without Meeting. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote unless otherwise provided in the Articles of Incorporation. No cumulative voting for directors shall be permitted unless the Articles of Incorporation so provide. Action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes for filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken. The notice must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

2.10    Voting; Proxies.

(a)    A shareholder may vote shares in person, by means of remote communication at a meeting held solely or partially by remote communication, or by proxy by signing an appointment, either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

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(b)    The death or incapacity of a shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

2.11    Corporation’s Acceptance of Votes.

(a)    If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

(b)    If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(i)    The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii)    The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iii)    The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iv)    The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(v)    Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

(c)    The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(d)    The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, a corporation may vote any shares, including its own shares, held by it in a fiduciary capacity.

(e)    The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this provision shall not be liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this provision is valid unless a court of competent jurisdiction determines otherwise.

2.12    Notice of Business to be Conducted at Meeting.

(a)    At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before an annual meeting by a shareholder in accordance with this Section 2.12. At a special meeting of shareholders, only such business shall be conducted as shall have been specified in the corporation’s notice of meeting.

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(b)    For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the day of the first anniversary of the preceding year’s annual meeting of shareholders as first specified in the corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that less than 60 days’ notice or prior public announcement of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public announcement was made. In no event shall an adjournment, rescheduling, postponement or other delay of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. “Public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, Section 14 or Section 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “Exchange Act”) or by such other means as is reasonably designed to inform the public or shareholders of the corporation in general of such information, including, without limitation, posting on the corporation’s investor relations website.

(c)    A shareholder’s notice to the Secretary shall set forth:

(i)    As to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to the corporation’s governing documents), (iv) any material interest in such business of the proposing shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them, and (v) all agreements, arrangements and understandings between such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

(ii)    All of the information required pursuant to Section 3.16(c)(ii) with respect to each shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, except, as applicable, references to the “nomination” deemed replaced with the word “proposal”.

(d)    Notwithstanding anything to the contrary in this Section 2.12, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear in person at the meeting to present the proposed business, such proposal will be disregarded and such business will not be transacted, as the case may be, notwithstanding that proxies in respect of such matter may have been received by the corporation and counted for purposes of determining a quorum. For purposes of these Restated Bylaws, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(e)    Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine and declare whether a proposal was made in accordance with the procedures set forth in these Restated Bylaws. If the chairman of the meeting should so determine that any proposal is not in compliance with these Restated Bylaws, then the chairman of the meeting will so declare to the meeting that such proposal shall not be presented for shareholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such business may have been solicited or received.

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2.13    Exchange Act Compliance. Notwithstanding anything in these Restated Bylaws to the contrary, without limiting the provisions of Sections 2.12 (Notice of Business to be Conducted) or 3.16 (Nominations for Election to Board of Directors), a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters to be brought before a meeting of the shareholders, it being understood that any references in these Restated Bylaws to the Exchange Act are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Sections 2.12 (Notice of Business to be Conducted) or 3.16 (Nominations for Election to Board of Directors) of these Restated Bylaws, and compliance with Sections 2.12 (Notice of Business to be Conducted) or 3.16 (Nominations for Election to Board of Directors) means for a shareholder to make nominations or submit other business. Notwithstanding anything to the contrary in Section 2.12 of these Restated Bylaws, the notice requirements set forth in these Bylaws with respect to the proposal of any business pursuant to this Section 2.12 will be deemed to be satisfied by a shareholder if (1) such shareholder has submitted a proposal to the corporation in compliance with Rule 14a-8 under the 1934 Act; and (2) such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of shareholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these Bylaws will be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of a director or any other business proposal.

ARTICLE III
BOARD OF DIRECTORS

3.1    Duties. All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

3.2    Number and Qualification. As set forth in the Restated Articles of Incorporation, the number of directors of the corporation shall be not less than six or more than nine, and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, each class of directors elected to succeed those directors whose terms expire shall be elected to serve for three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors. Directors need not be residents of the State of Oregon or shareholders of the corporation.

3.3    Chairman of the Board of Directors. The directors may elect a director to serve as Chairman of the Board of Directors to preside at all meetings of the Board of Directors and to fulfill any other responsibilities delegated by the Board of Directors.

3.4    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.4 immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.

3.5    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

3.6    Notice. Notice of the date, time, and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by notice communicated in person, by telephone, facsimile, e-mail, telegraph, teletype, other form of wire or wireless communication, mail or private carrier. If mailed, notice shall be deemed to be given upon deposit in the United States mail. Notice by all other means shall be deemed effective when received by or on behalf of the director. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.7    Waiver of Notice. A director may at any time waive any notice required by law, the Articles of Incorporation, or these Restated Bylaws. Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.

3.8    Quorum. A majority of the number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

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3.9    Manner of Acting.

(a)    The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation, or these Restated Bylaws.

(b)    Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

(c)    Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

3.10    Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors, or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors, or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be duly elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.

3.11    Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12    Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director’s dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

3.13    Director Conflict of Interest.

(a)    A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director’s interest in the transaction if the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves, or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with a direct or indirect interest in the transaction; or the material facts of the transaction and the director’s interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve, or ratify the transaction by a majority vote; or the transaction is fair to the corporation.

(b)    A conflict of interest transaction may be authorized, approved, or ratified if it receives the affirmative vote of a majority of directors on the Board of Directors or a committee thereof who have no direct or indirect interest in the transaction. If a majority of such directors vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action.

(c)    A conflict of interest transaction may be authorized, approved, or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving, or ratifying the transactions.

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(d)    A director has an indirect interest in a transaction if (i) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or (ii) another entity of which the director is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.

3.14    Removal. All or any number of the directors of the corporation may be removed only for cause and at a meeting of shareholders called expressly for that purpose, by the vote of 75 percent of the votes then entitled to be cast for the election of directors. At any meeting of shareholders at which one or more directors are removed, a majority of votes then entitled to be cast for the election of directors may fill any vacancy created by such removal. If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.

3.15    Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairman, or the corporation. Such resignation shall be effective at the earliest of the following, unless the notice specifies a later effective date, (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

3.16    Nominations for Election to Board of Directors.

(a)    Only persons who are nominated in accordance with the procedures set forth in this Section 3.16 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.16 and is a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving the notice provided for in this Section 3.16 as well as at the record date for the determination of shareholders entitled to vote at the annual meeting and at the time of the annual meeting (and any postponement or adjournment thereof). If the election of directors is included as business to be brought before a speci----al meeting in the corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any shareholder who is a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving the notice provided for in this Section 3.16 as well as at the record date for the determination of shareholders entitled to vote at the special meeting and at the time of the special meeting (and any postponement or adjournment thereof), and where for purposes of compliance with this Section 3.16, any references to “annual meeting” be deemed replaced with “special meeting”. In no event may a shareholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by shareholders at the annual meeting.

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(b)    For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a shareholder pursuant to this Section 3.16 of these Restated Bylaws, the shareholder must have given written notice to the Secretary of the corporation at the principal executive offices of the corporation on a timely basis. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred twentieth (120th) day prior to the day of the first anniversary of the preceding year’s annual meeting of shareholders as first specified in the corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that if no annual meeting of shareholders was held in the preceding year, or if the date of the annual meeting for the current year has been changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, then for notice by the shareholder to be timely must be so received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the day of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the day of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of the annual meeting was first made by the corporation. For nominations to be properly brought by a shareholder before a special meeting pursuant to this Section 3.16, the shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation no earlier than the close of business on the ninetieth (90th) day prior to the day of the special meeting and no later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting was first made. In no event shall an adjournment, rescheduling, postponement or other delay of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. In the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) days before the last day that a shareholder may deliver a notice of nomination pursuant to the foregoing provisions, then a shareholder’s notice required by this Section 3.16(b) shall also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(c)    Such shareholder’s notice to the Secretary shall set forth:

(i)    as to each person such shareholder proposes to nominate for election as a director at the meeting:

(1)    the name, age, business address, residence address, and principal occupation or employment of such person;

(2)    the class or series and number of shares of capital stock of the corporation which are owned of record and beneficially by such person and any (a) Derivative Instruments (as defined below) held or beneficially owned by such person, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (b) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the corporation’s securities;

(3)    all such other information concerning such person as would be required to be disclosed in connection with solicitations of proxies for the contested election of directors, or that is otherwise required to be disclosed, in each case pursuant to Section 14 of the Exchange Act;

(4)    such person’s written consent to being named as a nominee, to being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the Exchange Act (“Rule 14a-19”) and to serving as a director if elected;

(5)    any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”);

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(6)    a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such shareholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant; and

(7)    any other information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 3.16 if such candidate for nomination were the shareholder giving notice.

(ii)    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)    the name and address of such shareholder, as they appear on the corporation’s books, of such beneficial owner, and of their respective affiliates or associates or others acting in concert with them;

(2)    the class or series and number of shares of stock of the corporation that are, directly or indirectly, held of record or owned beneficially by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(3)    any agreement, arrangement or understanding (whether oral or in writing) between such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) with respect to such nomination or proposal;

(4)    Any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the corporation’s securities (any of the foregoing, a “Derivative Instrument”) including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the corporation’s securities;

(5)    any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the corporation;

(6)    any rights to dividends on the corporation’s securities owned beneficially by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security;

(7)    any proportionate interest in the corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(8)    any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;

(9)    any significant equity interests or any Derivative Instruments in any principal competitor of the corporation that are held by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

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(10)    any direct or indirect interest of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);

(11)    any material pending or threatened legal proceeding in which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the corporation or any of its officers, directors or affiliates;

(12)    any material relationship between such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand;

(13)    a representation and undertaking that the shareholder is a holder of record of stock of the corporation as of the date of submission of the shareholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting;

(14)    a representation and undertaking as to whether such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to elect the nominee and (y) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act;

(15)    any other information relating to such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the Exchange Act.

(d)    In addition to the requirements of this Section 3.16, to be timely, a shareholder’s notice (and any additional information submitted to the corporation in connection therewith) must be further updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the shareholders entitled to notice of, and to vote at, the annual meeting and as of the date that is ten (10) business days prior to the annual meeting and, in the event of any adjournment, rescheduling, postponement or other delay thereof, and (2) to provide any additional information that the corporation may reasonably request. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such proposed nominee to serve as a director of the corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules or to comply with the director qualification standards and additional selection criteria in accordance with the corporation’s Corporate Governance Principles. Any such update and supplement or additional information shall be received by the Secretary at the principal executive offices of the corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the nominating shareholder, or such other reasonable time as is specified in any such request from the Board of Directors; or (B) in the case of any other update or supplement of any information, not later than five (5) business days after the record date for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight (8) business days prior to the date for the meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten (10) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). In addition, the Board of Directors may require any proposed candidate for nomination as a director to submit to interviews with the Board of Directors or any committee thereof, and such candidate shall make himself or herself available for any such interviews within no less than ten (10) business days following the date of such request. The failure to timely provide such update, supplement, or additional information shall result in the nomination no longer being eligible for consideration at the annual meeting.

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(e)    No later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a shareholder nominating individuals for election as a director will provide the corporation with reasonable evidence that such shareholder has met the requirements of Rule 14a-19, if applicable. If the shareholder fails to comply with the requirements of Rule 14a-19 (including because the shareholder fails to provide the corporation with all information or notices required by Rule 14a-19) or fails to provide such evidence, then the director nominees proposed by such shareholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these Restated Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines pursuant to these Restated Bylaws or enable or be deemed to permit a shareholder who has previously submitted notice pursuant to these Restated Bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these Restated Bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the shareholder submitting a notice pursuant to this Section 3.16 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these Restated Bylaws on behalf of a beneficial owner.

(f)    Other Requirements and Procedures.

(i)    To be eligible to be a nominee of any shareholder for election as a director of the corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 3.16(c):

(1)    a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating shareholder, which form will be provided by the Secretary within ten (10) days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation or to serve as an independent director of the corporation;

(2)    a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;

(3)    a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4)    a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and

(5)    a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.

(ii)    At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary the information that is required to be set forth in a shareholder’s notice of nomination pertaining to such nominee.

(iii)    A person shall not be eligible to be nominated by a shareholder for election or re-election as a director, or be seated as a director, unless the person is nominated and elected in accordance with the procedures set forth in this Section 3.16.

(iv)    Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine and declare whether a nomination was made in accordance with the procedures set forth in these Restated Bylaws. If the chairman of the meeting should so determine that any proposed nomination is not in compliance with these Restated Bylaws, then the chairman of the meeting will so declare to the meeting that such nomination shall not be presented for shareholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

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(v)    Notwithstanding anything to the contrary in this Section 3.16, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation and counted for purposes of determining a quorum.

3.17    Electronic Transmission. When used in Article III of these Bylaws, the terms “written” and “in writing” shall include any electronic transmission, including without limitation any facsimile, e-mail, telegraph, or teletype communication.

ARTICLE IV
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

4.1    Designation of Executive Committee. The Board of Directors may designate two or more directors to constitute an executive committee. The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of the executive committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof. The creation of the executive committee and the appointment of members to it shall be approved by a majority of the directors in office when the action is taken, unless a greater number is required by the Articles of Incorporation or these Restated Bylaws.

4.2    Powers of Executive Committee. During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the corporation, provided that the committee shall not have the authority of the Board of Directors with respect to the following matters: authorizing distributions; approving or proposing to the shareholders actions that are required to be approved by the shareholders under the Articles of Incorporation or these Restated Bylaws or by law; filling vacancies on the Board of Directors or any committee thereof; amending the Articles of Incorporation; adopting, amending, or repealing bylaws; approving a plan of merger not requiring shareholder approval; authorizing or approving a reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; authorizing or approving the issuance or sale or contract for sale of shares or determining the designation and relative rights, preferences, and limitations of a class or series of shares except within limits specifically prescribed by the Board of Directors.

4.3    Procedures; Meetings; Quorum.

(a)    The Board of Directors shall appoint a chairman from among the members of the executive committee, if any, and shall appoint a secretary who may, but need not, be a member of the executive committee. The chairman shall preside at all meetings of the executive committee and the secretary of the executive committee shall keep a record of its acts and proceedings, which shall be filed with the minutes of the corporation.

(b)    Regular meetings of the executive committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the executive committee. Special meetings of the executive committee shall be called at the request of the President or of any member of the executive committee, and shall be held upon such notice as is required by these Restated Bylaws for special meetings of the Board of Directors.

(c)    Attendance of any member of the executive committee at a meeting shall constitute a waiver of notice of the meeting. A majority of the executive committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the executive committee. Members of the executive committee may hold a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting.

(d)    Any action that is required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the executive committee. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the members of the executive committee, shall be filed with the minutes of the corporation.

(e)    The Board of Directors may approve a reasonable fee for the members of the executive committee as compensation for attendance at meetings of the executive committee.

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4.4    Other Committees. By the approval of a majority of the directors when the action is taken (unless a greater number is required by the Articles of Incorporation), the Board of Directors, by resolution, may create one or more additional committees, appoint directors to serve on them, and define the duties of such committee or committees. Each such committee shall have two or more members, who shall serve at the pleasure of the Board of Directors. Such additional committee or committees shall not have the powers proscribed in Section 4.2.

ARTICLE V
OFFICERS

5.1    Number. The officers of the corporation shall be a President and a Secretary. Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may be held by the same person.

5.2    Appointment and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders, or at such other time as the Board of Directors shall determine. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer’s death, resignation, or removal.

5.3    Qualification. An officer need not be a director, shareholder, or a resident of the State of Oregon.

5.4    Resignation and Removal. An officer may resign at any time by delivering notice of such resignation to the corporation. A resignation is effective on receipt unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date, but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

5.5    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

5.6    President. The President shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President shall preside at all meetings of shareholders and at all meetings of directors (unless there is an acting Chairman of the Board presiding at the meeting). The President may execute on behalf of the corporation all contracts, agreements, stock certificates, and other instruments. The President shall from time to time report to the Board of Directors all matters within the President’s knowledge affecting the corporation that should be brought to the attention of the Board of Directors. The President shall vote all shares of stock in other corporations owned by the corporation and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the corporation with respect to such stock. The President shall perform other duties assigned by the Board of Directors.

5.7    Vice Presidents. In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if any, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties assigned by the President or by the Board of Directors.

5.8    Secretary. The Secretary shall prepare the minutes of all meetings of the directors and shareholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the corporation. The Secretary shall countersign all instruments requiring the seal of the corporation and shall perform other duties assigned by the Board of Directors. In the event no Vice President exists to succeed to the President under the circumstances set forth in Section 5.7 above, the Secretary shall make such succession.

5.9    Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

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ARTICLE VI
ISSUANCE OF SHARES

6.1    Certificates for Shares.

(a)    Certificates representing shares of the corporation shall be in any form determined by the Board of Directors consistent with the Oregon Business Corporation Act and these Bylaws; provided that any shares of the corporation may be uncertificated, whether upon original issuance, reissuance or subsequent transfer. Shares represented by certificates shall be signed, either manually or in facsimile, by two officers of the corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the corporation, if any, or a facsimile thereof. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned on behalf of a transfer agent or by a registrar other than the corporation itself or an employee of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and mailing address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each shareholder shall have the duty to notify the corporation of his or her mailing address. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of certificated shares shall be identical.

(b)    Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, these Bylaws, applicable securities laws, agreements among or between shareholders, or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the designations, relative rights, preferences, and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (ii) a statement of the existence of such designations, relative rights, preferences, and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

6.2    Transfer of Shares. A transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with its transfer agent, if any, and on surrender for cancellation of the certificate for such shares or upon proper instruction from the holder of uncertificated shares. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.3    Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signatures of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or by a registrar other than the corporation itself or an employee of the corporation.

6.4    Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

ARTICLE VII
CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS

7.1    Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

7.2    Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

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7.3    Checks; Drafts. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

7.4    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1    Seal. The Board of Directors from time to time may provide for a seal of the corporation, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.”

8.2    Severability. Any determination that any provision of these Restated Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Restated Bylaws.

ARTICLE IX
AMENDMENTS

These Restated Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.

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